SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): May 16, 2000

                                   ----------


                                   THCG, INC.
             (Exact name of registrant as specified in its charter)



           Delaware                      0-26072                 87-0415597
(State or Other Jurisdiction of   (Commission File Number)    (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)




   650 Madison Avenue, 21st Floor, New York, NY                   10022
     (Address of Principal Executive Offices)                   (Zip Code)

       Registrant's telephone number, including area code: (212) 223-0440

Item 5.       Other Events

         On May 15, 2000, at the Annual Meeting of Shareholders of THCG, Inc., a Utah corporation (the "Company"), the shareholders of the Company approved a proposal to reincorporate the Company in Delaware (the "Reincorporation") pursuant to an Agreement and Plan of Merger, dated April 6, 2000 (the "Merger Agreement"), between the Company and THCG, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("THCG Delaware"). The Merger Agreement is filed with this Current Report as Exhibit 2.1. The Reincorporation was effected on May 16, 2000 by merging the Company with and into THCG Delaware (the "Merger"). The Reincorporation changed the legal domicile of the Company from Utah to Delaware, but did not result in a change in the principal offices, business, management, capitalization, assets or liabilities of the Company. By operation of law, THCG Delaware succeeded to all the assets and assumed all the liabilities of the Company.

         Upon the effectiveness of the Merger:

         (1) The Company ceased to exist and THCG Delaware continued to exist in its present form under the name "THCG, Inc."

         (2) Each outstanding share of common stock of the Company, par value $.01 per share (the "THCG Utah Common Stock"), was automatically converted into one (1) fully paid and nonassesable share of common stock of THCG Delaware, par value $.01 per share (the "THCG Delaware Common Stock"). In addition, each share of preferred stock of the Company, par value, $.01 per share, if any, was automatically converted into one (1) fully paid and nonassessable share of identical preferred stock of THCG Delaware, par value $.01 per share.

         (3) Each option to purchase THCG Utah Common Stock was converted into an option to purchase, for the same exercise price and on the same terms and conditions as contained in such option, THCG Delaware Common Stock.

         (4) The certificate of incorporation and bylaws of THCG Delaware effectively replaced the articles of incorporation and bylaws of the Company. A copy of the certificate of incorporation of THCG Delaware is filed with this Current Report as Exhibit 3.1, and a copy of the by-laws of THCG Delaware is filed with this Current Report as Exhibit 3.2.

         The foregoing description of the Merger is qualified in its entirety by reference to the full text of the Merger Agreement and to the description of the Reincorporation set forth in the Company's Proxy Statement with respect to the Annual Meeting of Shareholders of the Company held on May 15, 2000. The Company filed the Proxy Statement (File No. 811-09677) with the Securities and Exchange Commission on April 17, 2000.

Item 7.       Financial Statements, Pro Forma Financial Information and Exhibits

          (c)  Exhibits

               Exhibit No.      Description
               -----------      -----------

               2.1 Agreement and Plan of Merger, dated April 6, 2000, by and between the Company and THCG Delaware.

               3.1              Certificate of Incorporation of THCG Delaware.

               3.2              By-laws of THCG Delaware.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 17, 2000


                                         THCG, INC.


                                         By: /s/ Adi Raviv
                                            ---------------------------------
                                            Name:  Adi Raviv
                                            Title: Co-Chief Executive Officer